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                                  [LETTERHEAD]


RE:  GECPF-1 Series I Tax-Exempt
     CUSIP 36158L - AF 4
     Distribution Date 5/15/96


     (a) the Certificateholder's pro rata share of the Current Interest Amount and the Current Principal Amount to be distributed on such Distribution Date:
Interest  -  $ 6,650.69
Principal -  $69,411.86

     (b) the amount of the Certificateholder's distribution allocable to principal per $1,000 face amount; $5.254493

     (c) the amount of the Certificateholder's distribution allocable to interest per $1,000 face amount; $0.503459

     (d) the Certificateholder's Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,286,922.76

     (e) the Aggregate Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,287,384.69

     (f) the Pool Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; 0.0974203

     (g) the Accrual Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; .0015328

     (h) the aggregate amount of Outstanding Advances as of the immediately preceding Record Date is: $1,130.16; and the change in such amount from the previous month is: ($1,095.73)

     (i) the Certificateholder's pro rata share of an Indemnity Amount to be distributed on the next Distribution Date: $0.00

     (j) the aggregate amount of servicing Fees received by the Servicer During the immediately preceding Collection Period is: $587.13

                                  [LETTERHEAD]


RE:  GECPF-1 Series I Tax-Exempt
     CUSIP 36158L - AF 4
     Distribution Date 5/15/96


     (a) the Certificateholder's pro rata share of the Current Interest Amount and the Current Principal Amount to be distributed on such Distribution Date:
Interest  -  $ 2.39
Principal -  $24.91

     (b) the amount of the Certificateholder's distribution allocable to principal per $1,000 face amount; $5.254493

     (c) the amount of the Certificateholder's distribution allocable to interest per $1,000 face amount; $0.503459

     (d) the Certificateholder's Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $461.93

     (e) the Aggregate Certificate Principal Balance, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; $1,287,384.69

     (f) the Pool Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; 0.0974203

     (g) the Accrual Factor, net of the amount to be distributed on the next Distribution Date allocable to principal, as of the immediately preceding Record Date; .0015328

     (h) the aggregate amount of Outstanding Advances as of the immediately preceding Record Date is: $1,130.16; and the change in such amount from the previous month is: ($1,095.73)

     (i) the Certificateholder's pro rata share of an Indemnity Amount to be distributed on the next Distribution Date: $0.00

     (j) the aggregate amount of servicing Fees received by the Servicer During the immediately preceding Collection Period is: $587.13